SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                        Only (as permitted by Rule 14a-6(e)(2))
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| | Soliciting Material Under Rule 14a-12

                                 MIM CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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



                                 MIM CORPORATION
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
                              ---------------------


                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                           To be Held on Tuesday, June 4, 2002

                              ---------------------

To the Stockholders of MIM Corporation:

         The 2002 Annual Meeting of Stockholders of MIM Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, June 4, 2002 at the Renaissance Westchester Hotel, located at 80 West Red Oak Lane, White Plains, New York 10604, for the following purposes:

          1. To elect seven (7) directors to the Board of Directors of the Company, each to hold office for a term of one (1) year or until their respective successors shall have been duly elected and shall have qualified.

          2. To approve an amendment and restatement of the MIM Corporation 2001 Incentive Stock Plan to increase the number of authorized shares of common stock available for issuance under the 2001 Incentive Stock Plan by 800,000 shares, from 950,000 to 1,750,000 shares.

          3. To approve an amendment and restatement of the MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan to, among other things, (i) increase the number of authorized shares of common stock available for issuance under the 1996 Non-Employee Directors Stock Incentive Plan by 200,000 shares, from 300,000 to 500,000 shares; and (ii) provide for the automatic annual grant to each non-employee director of the Company of options to purchase 5,000 shares of common stock.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on Friday, April 12, 2002 as the record date for determining the stockholders of the Company entitled to receive notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof.

         All stockholders of the Company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet. If you send in your proxy card, or vote by telephone or via the Internet, and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By order of the Board of Directors,

                                          /s/ Barry A. Posner

Elmsford, New York                        Barry A. Posner,
April 30, 2002                            Executive Vice President, Secretary
                                          and General Counsel

                                 MIM CORPORATION
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


         This Proxy Statement ("Proxy Statement") is furnished to the stockholders of MIM Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the enclosed form for use in voting at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, June 4, 2002, at 10:00 a.m., local time, at the Renaissance Westchester Hotel, located at 80 West Red Oak Lane, White Plains, New York 10604, and at any adjournments or postponements thereof. The shares of common stock, par value $.0001 per share (the "Common Stock"), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. These proxy solicitation materials are being mailed to stockholders on or about May 3, 2002.

         Instead of submitting your proxy with the paper proxy card, you may vote by telephone or via the Internet. If you vote by telephone or via the Internet it is not necessary to return your proxy card. See "Voting By Telephone or Via the Internet" on page 29 of this Proxy Statement for further details. Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank.

Proposals; Record Date

         At the Annual Meeting, the Company's stockholders will be asked:

          1. To elect seven (7) directors to the Board of Directors of the Company, each to hold office for a term of one (1) year or until their respective successors shall have been duly elected and shall have qualified.

          2. To approve an amendment and restatement of the MIM Corporation 2001 Incentive Stock Plan (the "2001 Plan") to increase the number of authorized shares of Common Stock available for issuance under the 2001 Plan by 800,000 shares, from 950,000 to 1,750,000 shares.

          3. To approve an amendment and restatement of the MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") to, among other things, (i) increase the number of authorized shares of Common Stock available for issuance under the Directors Plan by 200,000 shares, from 300,000 to 500,000 shares; and (ii) provide for the automatic annual grant to each non-employee director of the Company of options to purchase 5,000 shares of Common Stock.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The close of business on Friday, April 12, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of, and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, 22,905,335 shares of Common Stock were issued and outstanding and were held of record by approximately 97 holders (in addition to approximately 8,400 stockholders whose shares were held in nominee name).

Voting and Solicitation

         Each  stockholder  entitled to vote at the Annual  Meeting may cast one
(1) vote in person or by proxy for each share of Common Stock held by such stockholder. The presence, in person or by proxy, of holders of a majority of the shares of Common Stock issued and outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum. Accordingly, abstentions and broker "non-votes" (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Certain matters submitted to a vote of stockholders are considered to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters determined to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. In the election of directors, the seven (7) nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Each other matter to be voted on by the stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. On these matters, an abstention will have the same effect as a vote cast against the applicable resolution, while broker non-votes will be disregarded and have no effect on the applicable matter.

         Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies which are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. In the absence of specific instruction with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of proposals 2 and 3. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

         The presence of a stockholder at the Annual Meeting will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company (at the principal offices of the Company) a written notice of revocation, by executing and delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder's latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular matter is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any matter or matters on which voting has been completed.

         The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Other Matters; Adjournments

         Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will be sought.


                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of directors shall be such number, currently seven (7), as shall be designated from time to time by resolution of the Board of Directors. Each director shall hold office for a term of one (1) year or until his successor is elected at the Company's next annual meeting of stockholders and duly qualified, or until his earlier death, resignation or removal. The Board of Directors, based on the advice of its Nominating Committee, has nominated and recommends the election of the following persons to the Board of Directors of the Company, all of whom currently serve as directors: Richard H. Friedman, Richard A. Cirillo, Esq., Dr. Louis B. DiFazio, Harold Ford, Sr., Michael Kooper, Dr. Louis A. Luzzi and Ronald K. Shelp.

         The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought. However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than seven (7) directors.

         The following table sets forth, as of April 30, 2002, certain information with respect to each nominee for director, including biographical data for at least the last five (5) years:

  Name                           Age         Position
  ------------------------------------------------------------------------------
  Richard H. Friedman             51         Chairman of the Board and Chief
                                             Executive Officer

  Richard A. Cirillo, Esq.        51         Director

  Louis B. DiFazio, Ph.D.         64         Director

  Harold Ford, Sr.                57         Director

  Michael Kooper                  66         Director

  Louis A. Luzzi, Ph.D.           69         Director

  Ronald K. Shelp                 60         Director

         Richard H. Friedman is currently the Chairman and Chief Executive Officer of the Company. He joined the Company in April 1996 and was elected a director of the Company and appointed Chief Financial Officer and Chief Operating Officer in May 1996. He served as Chief Operating Officer and Chief Financial Officer until April 1998. Mr. Friedman also served as the Company's Treasurer from April 1996 until February 1998.

         Richard A. Cirillo has served as a director of the Company since April 1998. Since June 21, 1999, Mr. Cirillo has been a partner of the law firm of King & Spalding. From 1983 until June 1999, Mr. Cirillo was a member of the law firm of Clifford Chance Rogers & Wells LLP, with which he had been associated since 1975. Since Mr. Cirillo joined King & Spalding, that firm has served as the Company's outside general counsel. Prior to that time, Clifford Chance Rogers & Wells LLP had served in such capacity.

         Louis B. DiFazio, Ph.D. has served as a director of the Company since May 1998. From March 1997 until his retirement in June 1998 Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb. Dr. DiFazio also serves as a member of the Board of Trustees of Rutgers University and the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy at Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

         Hon. Harold Ford has served as a director since June 2001. Mr. Ford serves as President of The Harold Ford Group, a consulting and federal and state lobbying firm specializing in advising business clients principally on healthcare-related regulatory, legislative and general business matters. Prior to founding The Harold Ford Group in early 1997, Mr. Ford served as a Congressman in the United States House of Representatives for 22 years representing the 9th District of Tennessee.

         Martin ("Michael") Kooper has served as a director of the Company since April 1998. Since December 1997, Mr. Kooper has served as the President of The Kooper Group, a successor to Michael Kooper Enterprises, a benefits consulting firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises.

            Louis A. Luzzi, Ph.D. has served as a director of the Company since July 1996. Dr. Luzzi is a retired Dean of Pharmacy and Provost for Health Science Affairs of the University of Rhode Island College of Pharmacy. He holds the Mario Distinguished Chair in Pharmaceutics at the University of Rhode Island College of Pharmacy since 2001 and has been a Professor of Pharmacy at the University of Rhode Island College of Pharmacy since 1980.

         Ronald K. Shelp has served as a director of the Company since July 2000. Since September 2001, Mr. Shelp has been the Chairman of The Anne McBride Company, the Company's investor relations firm. From June 1999 until June 2001, Mr. Shelp held various positions with b2bstreet.com, a business-to-business auction site for small businesses, including Chairman, President and Chief Executive Officer. From 1996 to 1999, Mr. Shelp served as Chairman of Kent Global Strategies, a consulting firm specializing in communications, marketing for businesses and not-for-profit organizations, and domestic and international business transactions.

Information Concerning Meetings and Certain Committees

         The Company has standing Audit, Nominating and Compensation Committees of the Board of Directors. The Audit Committee, currently comprised of Messrs. Cirillo and Shelp and Dr. DiFazio, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and quarterly reviews of the auditors and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal accounting controls and performs such other functions as directed by the Board of Directors. The Compensation Committee, currently comprised of Mr. Cirillo and Drs. DiFazio and Luzzi, administers the 2001 Plan, the Company's 1996 Incentive Stock Plan and the Directors Plan, makes recommendations to the Board of Directors concerning executive compensation matters and performs such other duties as from time to time are designated by the Board of Directors. The Nominating Committee, currently comprised of Drs. DiFazio and Luzzi and Messrs. Kooper and Shelp, makes recommendations from time to time on the selection of nominees for directors. The Nominating Committee will consider nominees recommended from time to time by Stockholders who comply with the procedures set forth in the Company's By-Laws. See "Stockholder Proposals" on page 29 of this Proxy Statement.

         During 2001, the Board of Directors held six (6) meetings and acted by unanimous written consent five (5) times. The Audit Committee held one (1) meeting during 2001 and the Compensation and Nominating Committees each held two
(2) meetings during 2001. Each director attended more than 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director in 2001.

Report of the Audit Committee

         The Board of Directors adopted a written Audit Committee charter on June 6, 2000, a copy of which has been previously filed with the Securities and Exchange Commission (the "Commission"). All members of the Audit Committee meet the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers ("NASD") listing standards.

         The Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors' independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC.

                                      Members of the Audit Committee:

                                      Richard A. Cirillo, Chairman
                                      Louis B. DiFazio, Ph.D.
                                      Ronald K. Shelp

Compensation of Directors

         Each director who is not an officer or employee of the Company (an "Outside Director") receives fees of $1,500 per month and $500 per meeting of the Board of Directors and any committee thereof and is reimbursed for expenses incurred in connection with attending such meetings. In addition, upon being elected to the Board of Directors, each Outside Director is automatically granted a non-qualified stock option to purchase 20,000 shares of Common Stock under the Directors Plan. Directors who are also officers of the Company are not paid any directors fees or granted any options under the Directors Plan; provided, that such directors may receive options under the 1996 Incentive Stock Plan and the 2001 Plan. See Proposal 3 for a description of the proposed amendments to the Directors Plan.

         The exercise price of options granted to a director under the Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant. Options granted under the Directors Plan vest over three (3) years, in three (3) equal annual installments following the anniversary dates of the grant date. The Company has reserved 300,000 shares of Common Stock for issuance under the Directors Plan. Through April 30, 2002, an option to purchase 20,000 shares has been granted under the Directors Plan to each of (i) Mr. Ford, at an exercise price of $5.925 per share, (ii) Dr. Luzzi, at an exercise price of $13 per share, (iii) Mr. Cirillo, at an exercise price of $4.35 per share, (iv) Mr. Kooper and Dr. DiFazio, at an exercise price of $4.6875 per share and (v) Mr. Shelp at an exercise price of $2.13 per share.

Vote Required and Recommendation of the Board of Directors

         If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                                   PROPOSAL 2.

      APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE MIM CORPORATION 2001 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
    COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 950,000 TO 1,750,000

         In June 2001, the Company's stockholders approved and adopted the 2001 Plan and 950,000 shares of Common Stock were reserved for issuance thereunder. On April 17, 2002, the Board of Directors approved, subject to approval of the Company's stockholders, an amendment and restatement of the 2001 Plan to increase the number of authorized shares of Common Stock available for issuance thereunder by 800,000 shares, from 950,000 to 1,750,000 shares. As of April 30, 2002, the Company has outstanding options to purchase 897,000 shares of Common Stock under the 2001 Plan at exercise prices ranging from $5.24 to $19.00 per share and has made stock grants for 50,000 shares of Common Stock under the 2001 Plan. In addition, options to purchase 160,000 shares of Common Stock have been granted subject to approval of the foregoing amendment and restatement at exercise prices ranging from $13.29 to $20.63 per share.

         The primary purpose of the 2001 Plan is to (i) attract and retain key employees, (ii) provide an incentive to key employees and (iii) to provide key employees with a stake in the future of the Company, which corresponds to the stake of each of the Company's stockholders. The Board of Directors relies upon the 2001 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees. During 2001, the Company engaged the services of an outside consultant to review, among other things, the Company's stock option grant policies. Based on the advice of the consultant, the Company determined to make annual stock option grants to its employees at the end of each year based upon, among other factors, the employee's performance during the year as compared to performance objectives established at the beginning of the year and the financial performance of the Company. Based upon management's estimates of the number of shares expected to be issued under the 2001 Plan, the Board of Directors believes it is in the Company's best interests to amend and restate the 2001 Plan to provide for the increase in shares available for purchase thereunder so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase shares of the Company's Common Stock through the 2001 Plan and to motivate them to increase stockholder value.

         The following discussion summarizes the material terms of the 2001 Plan. This discussion does not comport to be complete and is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Administration

         The 2001 Plan is administered by the Company's Compensation Committee (the "Committee"). Each director serving as a member of the Committee satisfies the requirements for a "non-employee director" under Rule 16(b)-(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the 2001 Plan are evidenced by a certificate that incorporates such terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

         The 2001 Plan provides for the issuance of stock options ("Options") to key employees, for the issuance of stock appreciation rights ("SAR") to key employees and for the making of stock grants ("Stock Grants") to key employees and for the issuance of performance units to key employees ("Performance Units"). A key employee will be any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Committee who, in the judgment of the Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. The Company estimates that there currently are approximately 37 such key employees. No key employee in any calendar year may be granted an Option to purchase more than 350,000 shares of Common Stock, an SAR with respect to more than 350,000 shares of Common Stock, Stock Grants for more than 150,000 shares of Common Stock, or any combination of such awards covering, in the aggregate, 500,000 shares of Common Stock.

Shares Reserved for Issuance Under 2001 Plan

         There are currently 950,000 shares of Common Stock reserved for issuance under the 2001 Plan. Upon approval of this proposal the 2001 Plan will be amended and restated to increase the authorized number of shares of Common Stock available for issuance under the 2001 Plan by 800,000 shares to 1,750,000. These additional shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock that have been reacquired by the Company.

         Any shares of Common Stock subject to an Option or Stock Grant that remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant, or that are forfeited after issuance, and any shares of Common Stock subject to a SAR that remain unissued after the cancellation or expiration of such SAR will again be available for issuance under the 2001 Plan.

Options

         Under the 2001 Plan, incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422, may be granted to key employees of the Company or a subsidiary or parent of the Company. Non-qualified stock options ("Non-ISOs") may also be granted to key employees. Each Option granted under the 2001 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related stock option certificate. At the discretion of the Committee, the stock option certificate can provide for payment of the exercise price either in cash or in Common Stock which has been held for at least six (6) months and is acceptable to the Committee or in any combination of cash and such Common Stock. The exercise price may also be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Common Stock. The terms and conditions of each Option granted under the 2001 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2001 Plan. In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the Common Stock on the grant date. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five (5) years from the grant date. Moreover, no key employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000. The Committee as part of an Option grant may in its discretion provide for an Option reload feature whereby a key employee will receive an automatic grant of an additional Option as of the date the key employee exercises the original Option if the key employee uses Common Stock to pay all or a part of the Option exercise price or uses Common Stock to satisfy all or part of any related tax withholding requirement. Options, once issued, may not be repriced without first obtaining the approval of the stockholders of the Company.

Stock Appreciation Rights

         SARs may be granted by the Committee to key employees under the 2001 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related stock option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the stock option or SAR certificate (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2001 Plan.

Stock Grants

         A Stock Grant may be made by the Committee to key employees under the 2001 Plan. The terms and conditions for a Stock Grant will be set forth in the related stock grant certificate and will be determined by the Committee, acting in its sole discretion. The Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any portion of the shares subject to the Stock Grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the shares underlying the Stock Grant will be transferred to the key employee.

Performance Units

         Performance Units may be granted to key employees under the 2001 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Different performance goals may be established for different Performance Units, and a key employee may be granted more than one award of Performance Units at the same time. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Non-Transferability

         No Option, Stock Grant, SAR or Performance Unit will (absent the Committee's consent) be transferable by a key employee other than by will or the laws of descent and distribution, and any Option, Stock Grant, SAR or Performance Unit will (absent the Committee's consent) be exercisable during a key employee's lifetime only by the key employee.

Amendments to the 2001 Plan

         The 2001 Plan may be amended by the Board of Directors to the extent that it deems it necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), and the 2001 Plan may be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any Option, Stock Grant, SAR or Performance Unit previously granted without the consent of the holder of such Option, Stock Grant, SAR or Performance Unit, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.

Adjustment of Shares

         The number, kind, or class of shares of Common Stock reserved for issuance under the 2001 Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to Options, Stock Grants or SARs granted under the 2001 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company.

Mergers

         The Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2001 Plan, the annual grant caps, and the number, kind or class of shares of Common Stock subject to Option and SAR grants and Stock Grants previously made under the 2001 Plan and the related exercise price of the Options and the Value of the SARs and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Option and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Change in Control

         If there is a change in control of the Company, (i) any conditions to the exercise of outstanding Options and SARs and any condition applicable to Stock Grants and Performance Units made under the 2001 Plan shall be deemed satisfied in full and (ii) each then outstanding Option, Stock Grant, SAR grant and Performance Unit grant may be canceled unilaterally by the Board of Directors immediately before the date of the change in control of the Company if the Board of Directors provides each key employee a reasonable period (not less than 30 days) to exercise his or her Options and SARs and to take such other action as is necessary or appropriate to receive Common Stock subject to any Stock Grants or cash subject to any Performance Unit.

Loans

         If approved by the Committee, the Company may lend money to, or guarantee loans by, a third party to any key employee to finance the exercise of any Option granted under the 2001 Plan or the purchase of any Common Stock subject to Stock Grants.

Federal Income Tax Consequences

         The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2001 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

         ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the Option exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such employee with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

         If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the

Common Stock on the date of exercise over the Option exercise price or (ii) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

         Non-ISOs. A key employee will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date the shares are transferred pursuant to the exercise of the Non-ISO over the Option exercise price. If, however, the key employee's sale of the shares within six months of the transfer would subject him or her to suit under Section 16(b) of the Exchange Act, the key employee will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the Option exercise price and the fair market value of the shares on the date that is the earlier of
(i) six months after the date of the transfer or (ii) the first date that the shares can be sold by the key employee without liability under Section 16(b). However, if the key employee timely elects under Section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section
16(b). The Company will be entitled to a deduction from income in the same amount when the key employee recognizes the ordinary income. Upon a subsequent sale of the Common Stock by the key employee, such employee will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on the disposition and the fair market value of the shares when ordinary income was recognized.

         SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2001 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

         Stock Grants. A key employee generally will recognize ordinary income for federal income tax purposes when his interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

         Performance Units. A key employee generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. Upon payment of cash with respect to such Performance Unit, the key employee generally will recognize as ordinary income an amount equal to the amount of cash received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income.

Vote Required and Recommendation at the Board of Directors

         The affirmative vote of the holders of a majority of the votes cast, in person or by proxy, is required to approve the amendment to the 2001 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
              THE AMENDMENT AND RESTATEMENT OF THE MIM CORPORATION
                           2001 INCENTIVE STOCK PLAN.

                                   PROPOSAL 3.

                 APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
        MIM CORPORATION 1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

         In May 1996, the Company's stockholders approved and adopted the Directors Plan and 100,000 shares of Common Stock were reserved for issuance thereunder. In August 1999, the Company's stockholders approved an amendment and restatement of the Directors Plan to increase the number of shares of Common Stock available for issuance thereunder from 100,000 to 300,000 and an additional 200,000 shares were reserved for issuance thereunder. On April 17, 2002, the Board of Directors approved, subject to approval of the Company's stockholders, an amendment and restatement of the Directors Plan to (i) increase the number of authorized shares of Common Stock available for issuance under the Directors Plan by 200,000 shares, from 300,000 to 500,000 shares; and (ii) provide for the automatic annual grant to each Outside Director of the Company of options to purchase 5,000 shares of Common Stock.

         The primary purpose of the 2001 Plan is to attract and retain capable Outside Directors and motivate them to promote the best interests of the Company. Based on the advice of an outside compensation consultant, the Company determined to make annual stock option grants to its Outside Directors in addition to the initial grants described below. The Board of Directors believes that the amendment and restatement of the Directors Plan to provide for the annual grant to each Outside Director of options to purchase 5,000 shares and the increase in the number of shares available for issuance under the Directors Plan is necessary in order to continue to attract and retain capable Outside Directors, and to motivate such persons with a view toward increasing stockholder value and to more closely align the interests of such persons with the interests of the Company's stockholders.

         The following discussion summarizes the material terms of the Directors Plan. This discussion does not comport to be complete and is qualified in its entirety by reference to the Directors Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Number of Shares

         The aggregate maximum number of shares for which options may be granted under the Directors Plan is 300,000. Upon approval of this proposal the Directors Plan will be amended and restated to increase the authorized number of shares of Common Stock available for issuance thereunder by 200,000 shares, to 500,000 shares. The shares of Common Stock issued under the Directors Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose if it deems such purchase to be advisable. If an option under the Directors Plan expires or otherwise terminates for any reason whatsoever without having been exercised, the shares subject to the unexercised portion of such option shall continue to be available for the granting of options under the Directors Plan. Only options which are Non-ISOs may be granted under the Directors Plan.

Administration

         The Directors Plan is administered by the Committee. Each member of the Committee who is an Outside Director shall be eligible for the grant of options under the Directors Plan on the same basis as any other individual who is an Outside Director, but a member of the Committee shall abstain from acting in his or her capacity as a member of the Committee with respect to any Committee decision affecting any option granted to him or her and over which the Committee has discretion.

Eligibility and Granting

         All those directors who are not, and who have not been during the preceding 12 month period, employees of the Company or any related corporation (as defined in the Directors Plan) and who are initially elected to the Board of Directors on or after the date the Directors Plan was initially adopted by the Board of Directors shall be automatically granted (without any further action by the Committee) Non-ISOs to purchase 20,000 shares of Common Stock under the Directors Plan upon their initial election to the Board of Directors or, if applicable, upon expiration of such 12 month period (the "Initial Grant"). Upon approval of this proposal, the Directors Plan will be amended and restated to provide for the automatic annual grant, in addition to the Initial Grant, to each Outside Director of Non-ISOs to purchase 5,000 shares of Common Stock. Such options will automatically be granted (without any further action by the Committee) each year at the annual meeting of the Board of Directors immediately following the Company's annual meeting of stockholders; provided, that in order to be eligible to receive the additional option grant an Outside Director shall have been serving on the Board of Directors for at least six (6) consecutive months.

Term of Plan and Options

         No Option may be granted under the Directors Plan after May 22, 2006, although then-outstanding Options may extend beyond that date. All options terminate on the expiration of the term specified in the option agreement or other granting instrument, which may not exceed ten (10) years from the date of grant.

Exercise of Option

         Options first become exercisable in annual increments over three (3) years from the date of grant and, after such time, may be exercised at any time prior to the expiration or termination of the option. If an Outside Director's service as a director terminates prior to the date his or her option expires, the Outside Director may exercise his or her option only to the extent of the number of shares with respect to which the option is exercisable on the date he or she terminates service as a director.

Exercise Price

         The exercise price for options granted under the Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant.

Payment

         An optionee may pay for shares covered by an option in cash or its equivalent.

Option Document; Restrictions on Transferability

         All options will be evidenced by a written option agreement containing provisions consistent with the Directors Plan and such other provisions as the Committee deems appropriate. No option granted under the Directors Plan may be transferred other than by will or the laws of descent and distribution. If the optionee is married at the time of exercise and so requests, the certificate(s) representing shares of Common Stock issued will be registered in the name of the optionee and his or her spouse, jointly, with right of survivorship.

Capital Adjustment

         The number, kind or class (or any combination thereof) of shares which may be issued under the Directors Plan or upon the exercise of an option, and the number, kind or class (or any combination thereof) of shares issuable upon the exercise of options granted to Outside Directors upon their initial election to the Board of Directors or as an annual grant shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of certain corporate transactions (as described in the Directors Plan) where a provision is not made for the continuance and assumption of options under the Directors Plan, or for the substitution for such options of new options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall, upon written notice to the option holders, provide that all unexercised options will terminate immediately prior to the consummation of such corporate transaction unless exercised (to the extent then exercisable) by the option holder within a specified number of days (which shall not be less than 7 days) following the date of such notice.

Amendments to Options and to the Directors Plan; Discontinuance of the Directors Plan

         The Board of Directors may suspend, terminate or amend the Directors Plan, and the Committee may amend any outstanding option, from time to time in any respect whatsoever, provided that, no such amendment, suspension or termination may materially impair the rights of the holder of any outstanding option without such holder's consent, and further provided that, stockholder approval (in the manner specified in the Directors Plan) is required for any amendment which would (i) change the class of persons eligible to receive options under the Directors Plan, or (ii) increase the benefits accruing under the Directors Plan or the number of shares with respect to which options may be granted under the Directors Plan (except as permitted under the Directors Plan with respect to capital adjustments).

Summary of Federal Income Tax Aspects of the Directors Plan

         Based on the advice of counsel, the Company believes that, under present federal income tax law and regulations (including certain proposed regulations), the federal income tax consequences to the Company and optionees receiving options under the Directors Plan would be as follows:

         The grant of a Non-ISO under the Directors Plan will not result in the recognition of income for federal income tax purposes for an option holder, nor will the grant entitle the Company to a federal income tax deduction. An option holder who exercises a Non-ISO will generally recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares determined generally on the date the shares are transferred pursuant to the exercise. If, however, the director's sale of the shares within six months of the transfer would subject him or her to suit under Section 16(b) of the Exchange Act, the director will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the option price and the fair market value of the shares on the date that is the earlier of (1) six months after the date of the transfer or (2) the first date that the shares can be sold by the director without liability under Section 16(b). However, if the director timely elects under Section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b). The Company will be entitled to a deduction from income in the same amount when the option holder recognizes the ordinary income. The option holder's basis in the shares will be the fair market value on the date the ordinary income is recognized, and capital gain or loss will be recognized in the year of a subsequent sale or taxable disposition in an amount equal to the difference between the amount realized on the disposition and the fair market value of the shares when ordinary income was recognized.

         Various additional tax consequences may apply to the granting, acceleration and exercise of options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary. The foregoing does not purport to be a complete description of the effect of federal income taxation upon holders of options or upon the Company, is not intended to constitute tax advice, and does not cover possible state, local or foreign tax consequences.

         As of April 30, 2002, options to purchase 120,000 shares of Common Stock were outstanding under the Directors Plan and no shares had been issued upon the exercise of outstanding options. As of such date, an option to purchase 20,000 shares has been granted under the Directors Plan to each of (i) Mr. Ford, at an exercise price of $5.925 per share, (ii) Dr. Luzzi, at an exercise price of $13 per share, (iii) Mr. Cirillo, at an exercise price of $4.35 per share,
(iv) Mr. Kooper and Dr.  DiFazio,  at an exercise price of $4.6875 per share and
(v) Mr. Shelp at an exercise price of $2.13 per share.

Vote Required and Recommendation of the Board of Directors

         The affirmative vote of the holders of a majority of the votes cast, in person or by proxy, is required to approve the amendments to the Directors Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DIRECTORS PLAN.

                             ADDITIONAL INFORMATION

Executive Officers

            The following table sets forth, as of April 30, 2002, certain information with respect to each current executive officer of the Company who is not also a director of the Company. See Proposal 1 above for information regarding those executive officers who are also directors.

Name                       Age       Position
----                       ---       --------

Barry A. Posner            38        Executive Vice President,  Secretary and General  Counsel.  Mr. Posner joined the Company in
                                     March 1997 as General  Counsel and was  appointed  Secretary of the Company at that time. On
                                     April 16, 1998, Mr. Posner was appointed  Vice  President of the Company.  In November 2001,
                                     he was appointed to the position of Executive Vice President of the Company.

Recie B. Bomar             53        President  of Scrip PBM.  Mr.  Bomar  joined the  Company in March 1999 as Vice  President -
                                     Sales  and  Marketing  of  the  PBM  division  of  the  Company's  wholly-owned  subsidiary,
                                     ScripSolutions,  Inc. In February  2000 he was  promoted to the position of President of the
                                     PBM division of  ScripSolutions,  Inc. and currently  serves as President of Scrip PBM. From
                                     1997 through  February 1999,  Mr. Bomar was a Vice President of PharmaCare,  a subsidiary of
                                     CVS Corporation.

Russel J. Corvese          40        Chief  Information  Officer.  On February 1, 2000,  Mr. Corvese was appointed to his current position.  Mr.  Corvese  served  as Vice  President  of  Operations  and  Chief  Information
                                     Officer of  ScripSolutions,  Inc. from November 27, 1997 to October 15, 2000.  From November
                                     1996  through  November  1997,  Mr.  Corvese  held  the  position  of  Executive   Director,
                                     Management  Information  Systems of  ScripSolutions,  Inc.  From May 1994 to November  1996,
                                     Mr. Corvese held various positions with ScripSolutions, Inc.

Donald A. Foscato          59        Chief  Financial  Officer.  Mr. Foscato  joined the Company in June 2001 as Chief  Financial
                                     Officer.  Prior to joining the Company,  from 2000 to June 2001, he was the  Executive  Vice
                                     President and Chief Financial  Officer of Health  Resources and Technology,  Inc., a company providing  medical  consultation  services to international  health insurance and healthcare organizations.  From  1996 to  2000,  Mr.  Foscato  was a Vice  President  in the  Corporate
                                     Finance Group of MetLife.

Donald Dindak              60        President,  BioScrip  Sales.  Mr.  Dindak joined the Company in July of 2001 as President of the BioScrip injectable  division of ScripSolutions,  Inc. and currently serves as President of Sales  for  BioScrip.  Prior  to  joining  the  Company  Mr.  Dindak  was an  independent consultant to a number of pharmacy benefit management companies for more than five years.

Michael J. Sicilian        40        President,  BioScrip  Operations.  Mr.  Sicilian  joined  the  Company  in  July  of 2001 as
                                     President of the BioScrip  infusion  division of  ScripSolutions,  Inc. and currently serves as President of Operations  for BioScrip.  From October 2000 to July 2001 he was a principal
                                     of  JAS  Healthcare  Consulting,   Inc.,  concentrating  in  the  area  of  home  healthcare
                                     services.  From July 1998 to  October  2000 Mr.  Sicilian  held  various  senior  management positions  with Home  Medical  of  America,  Inc.  From  March  1994 to July  1998,  he held various senior management positions with National Medical Care Homecare, Inc.

                             -14-

William A. Jones           47        Executive  Vice  President - Operations,  ScripSolutions,  Inc. Mr. Jones joined the Company in June 2001 as the  Executive  Vice  President - Operations  of  ScripSolutions,  Inc. From
                                     1995 to June 2001, he was the President of Churchill Lee  Consulting,  a private  consulting company.


         Executive officers are appointed by, and serve at the pleasure of, the Board of Directors, subject to the terms of their respective employment agreements with the Company, which among other things, provide for each of them to serve in the executive positions listed above. See "Employment Agreements" below.

Common Stock Ownership by Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 2002, by (i) each executive officer of the Company named in the Summary Compensation Table set forth below; (ii) each of the Company's directors; (iii) each person who is known by the Company to beneficially own more than five (5%) percent of the Company's Common Stock; and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name. The information set forth below is based upon information provided by such persons to the Company and filings made with the Commission by such persons:









                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                      -15-


                       Name and Address                       Number of Shares                Percent of Class (3)
                    of Beneficial Owner (1)               Beneficially Owned(2) (3)
      ---------------------------------------------------------------------------------------------------------------

      Richard H. Friedman                                          1,366,666 (4)                      5.9%

      Barry A. Posner                                                218,266 (5)                         *

      Recie B. Bomar                                                  25,000 (6)                         *

      Russel J. Corvese                                               44,500 (7)                         *

      Michael J. Sicilian                                             19,000 (8)                         *

      Donald Dindak                                                   15,000 (9)                         *

      Donald A. Foscato                                               20,000 (10)                        *

      Richard A. Cirillo                                              20,000 (11)                        *
      c/o King & Spalding
      1185 Avenue of the Americas
      New York, NY 10036

      Louis B. DiFazio Ph.D.                                          22,500 (12)                        *
      Unit 1102/LePark
      4951 Gulfshore Boulevard North
      Naples, FL 34103

      Michael Kooper                                                  20,000 (13)                        *
      770 Lexington Avenue
      New York, NY  10021

      Louis A. Luzzi, Ph.D.                                           21,800 (14)                        *
      University of Rhode Island
      College of Pharmacy
      Forgerty Hall
      Kingston, RI 02881

      Ronald K. Shelp                                                 11,667 (15)                        *
      5 East 16th Street, 8th Floor
      New York, NY 10003

      Harold Ford, Sr.                                                25,000 (16)                        *
      100 S.E. 2nd Street, Suite 2600
      Miami, FL 33131

      All Directors and Executive Officers as a group              1,829,398 (17)                     7.8% (18)
      (13 persons)

-----------------
* Less than 1%.

(1) Unless otherwise indicated, all addresses are c/o MIM Corporation, 100 Clearbrook Road, Elmsford, NY 10523.

(2) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

(3) Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after April 30, 2002, upon the exercise of an option and shares with restrictions on transfer and encumbrance, with respect to which the owner has voting power, are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(4) Includes 166,666 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 283,334 shares subject to the unvested portion of options held by Mr. Friedman.

(5) Includes 95,666 shares issuable upon exercise of the vested portion of options and 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Posner possesses voting rights. See "Employment Agreements" for a description of the terms and conditions relating to these restricted shares. Mr. Posner shares voting and dispositive power over 2,600 shares with his wife. Excludes 70,000 shares subject to the unvested portion of options held by Mr. Posner.

(6) Includes 25,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Bomar possesses voting rights. See "Employment Agreements" for a description of the terms and conditions relating to these restricted shares. Excludes 50,000 shares subject to the unvested portion of options held by Mr. Bomar.

(7) Includes 42,000 shares issuable upon exercise of the vested portion of options and excludes 10,000 shares subject to the unvested portion of options held by Mr. Corvese. Does not include 246,460 shares of Common Stock owned by the Corvese Irrevocable Trust 1992, of which Mr. Corvese is the trustee. Mr. Corvese disclaims beneficial ownership of these shares.

(8) Includes 15,000 shares of Common Stock subject to restrictions on transfer and encumbrance through July 2, 2008, with respect to which Mr. Sicilian possesses voting rights. See "Employment Agreements" for a description of the terms and conditions relating to these restricted shares. Excludes 100,000 shares subject to the unvested portion of options held by Mr. Sicilian.

(9) Includes 15,000 shares of Common Stock subject to restrictions on transfer and encumbrance through July 2, 2008, with respect to which Mr. Dindak possesses voting rights. See "Employment Agreements" for a description of the terms and conditions relating to these restricted shares. Excludes 100,000 shares subject to the unvested portion of options held by Mr. Dindak.

(10) Includes 20,000 shares of Common Stock subject to restrictions on transfer and encumbrance through June 25, 2008, with respect to which Mr. Foscato possesses voting rights. See "Employment Agreements" for a description of the terms and conditions relating to these restricted shares. Excludes 120,000 shares subject to the unvested portion of options held by Mr. Foscato.

(11) Consists of 20,000 shares issuable upon exercise of the vested portion of options held by Mr. Cirillo.

(12) Consists of 20,000 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio and 2,500 shares owned directly by Dr. DiFazio.

(13) Consists of 20,000 shares issuable upon exercise of the vested portion of options held by Mr. Kooper.

(14) Includes 20,000 shares issuable upon the exercise of the vested portion of options. Dr. Luzzi and his wife share voting and investment power over 1,800 shares of Common Stock.

(15) Includes 6,667 shares issuable upon exercise of the vested portion of options held by Mr. Shelp and excludes 13,333 shares subject to the unvested portion of options held by Mr. Shelp.

(16) Includes 25,000 shares issuable upon exercise of the vested portion of options. Excludes 20,000 shares subject to the unvested portion of options held by Mr. Ford.

(17) Includes 415,999 shares issuable upon exercise of the vested portion of options and 135,000 shares of Common Stock subject to restrictions on transfer and encumbrance. See footnotes 4 through 16 above.

(18) Assuming that all options held by the Company's directors and executive officers were fully vested as of April 30, 2002, the Company's directors and executive officers as a group would be deemed to beneficially own 10.8% of the Company's outstanding Common Stock as of such date.

Executive Compensation

         The following table sets forth certain information concerning compensation for services rendered to the Company and its subsidiaries during the years ended December 31, 2001, 2000 and 1999 by (i) the Company's chief executive officer; (ii) the four other most highly compensated executive officers who were serving in such capacities as of December 31, 2001; and (iii) two individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individuals were not serving as executive officers as of December 31, 2001 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table


                                                                                                                      Long-term
                                                                         Annual Compensation                       Compensation
                                                     ------------------------------------------------------------------------------
                                                                                                  Securities
                                                                                Restricted        Underlying        All Other
        Name and Principal Position          Year        Salary ($) Bonus ($)   Stock Award(s)($)  Options (#)     Compensation ($)
-----------------------------------------------------------------------------------------------------------------------------------
Richard H. Friedman                          2001       500,095      90,000             -           200,000        3,600 (5)
Chief Executive Officer                      2000       451,596           -             -                 -        3,600 (5)
                                             1999       425,097           -             -           250,000        5,710 (5) (6)

Barry A. Posner                              2001       265,084      48,800             -            70,000        3,600 (5)
Executive Vice President, General Counsel    2000       241,553           -             -                 -        3,600 (5)
                                             1999       223,128           -        60,000                 -        4,710 (5)

Donald A Foscato (1)                         2001        93,846           -       105,000           120,000        1,800
Chief Financial Officer                      2000             -           -             -                 -            -
                                             1999             -           -             -                 -            -

Michael J Sicilian (2)                       2001       103,062           -        90,000           100,000        1,800
President, BioScrip Operations               2000             -           -             -                 -            -
                                             1999             -           -             -                 -            -

Donald Dindak (3)                            2001        92,133           -        90,000           100,000        1,800
President, BioScrip Sales                    2000             -           -             -                 -            -
                                             1999             -           -             -                 -            -

Recie B. Bomar (4)                           2001       217,173      25,000             -            50,000        3,600 (5)
President, Scrip PBM                         2000       193,615           -             -                 -        3,600 (5)
                                             1999       150,198           -        25,000            75,000       50,000 (7) (8)

Russel J Corvese                             2001       173,235       5,000             -            10,000            -
Chief Information Officer                    2000       171,192           -             -                 -            -
                                             1999       152,290           -             -                 -            -

----------------------------------

(1) Mr. Foscato joined the Company in June 2001. His annualized base salary for 2001 was $200,000.

(2) Mr. Sicilian joined the Company in July 2001. His annualized base salary for 2001 was $225,000.

(3) Mr. Dindak joined the Company in July 2001. His annualized base salary for 2001 was $200,000.

(4)  Mr. Bomar's annualized base salary for 2001 was $225,000.

(5) Represents life insurance premiums paid by them and reimbursed by the Company.

(6) Represents tax return preparation expense paid by the Named Executive Officer and reimbursed by the Company.

(7) Represents relocation expenses of $25,000 paid by Mr. Bomar and reimbursed by the Company.

(8)  Represents a signing bonus of $25,000 paid by the Company to Mr. Bomar.

         The following table sets forth certain information with respect to stock options granted to each of the Company's Named Executive Officers during the year ended December 31, 2001. In accordance with the rules of the Commission, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the Commission and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock. In the fiscal year ended December 31, 2001, the Company granted options to acquire up to an aggregate of 1,027,000 shares of Common Stock to employees under its stock option plans and all at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                        Option Grants in Last Fiscal Year


                                         Individual Grants
                              -----------------------------------------------------------
                                                  % of
                               Number of         Total                                        Potential Realizable Gain
                              Securities         Options                                      Assuming Annual Rates
                              Underlying        Granted to                                     of Stock Price
                                Options        Employees in   Exercise Price Expiration        Appreciation ($)
                   Name        Granted (#)         2001         ($/share)      Date           5%              10%
--------------------------------------------------------------------------------------------------------------------
Richard H. Friedman             200,000           19.47%         12.20        11/28/2011   1,534,503      3,888,732
Barry Posner                     70,000            6.82%         12.20        11/28/2011     537,076      1,361,056
Donald A. Foscato               120,000            11.7%          5.24         6/25/2011     395,449      1,002,145
Michael J. Sicilian             100,000             9.7%          6.14         7/2/2011      385,827        977,761
Donald Dindak                   100,000             9.7%          6.14         7/2/2011      385,827        977,761
Recie B. Bomar                   50,000            4.87%         12.20        11/28/2011     383,626        972,183
Russel J. Corvese                10,000            0.97%         12.20        11/28/2011      76,725        194,437



         With respect to the Company's Named Executive Officers, the following table sets forth information concerning option exercises in the year ended December 31, 2001 and exercisable and unexercisable options held as of December 31, 2001. Also reported are the values for "in-the-money" options, which represent the difference between the respective exercise prices of such stock options and $17.80, the per share closing price of a share of Common Stock on December 31, 2001, the last trading day of 2001:

                        Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

                                                                    Number of Securities                  Value of Unexercised
                                                                   Underlying Unexercised               In-the-Money Options at
                                                                   Options at Fiscal Year End (#)       Fiscal Year End (#)
                                                                  --------------------------------    ------------------------------
                            Shares Acquired
                               on
Name                        Exercise (#)      Value Realized ($)   Exercisable    Unexercisable         Exercisable   Unexercisable
-----------------------    --------------   -------------------   -------------------------------    -------------------------------

Richard H. Friedman                 -                   -             166,666         283,334           2,600,749        2,420,390

Barry A. Posner                78,666             611,266             121,334          70,000           1,510,997          392,000

Donald A. Foscato                   -                   -                   -         120,000                   -        1,507,200

Michael J. Sicilian                 -                   -                   -         100,000                   -        1,166,000

Donald Dindak                       -                   -                   -         100,000                   -        1,166,000

Recie B. Bomar                 20,000             148,574              30,000          75,000             456,300          660,250

Russel J. Corvese                   -                   -              30,950          10,000             407,850           56,000

         The following table sets forth for each Named Executive Officer the number of Performance Units and/or Stock Grants made by the Company during the year ended December 31, 2001. In addition, for each award, the table also sets forth the related maturation period and future payments expected to be made under varying circumstances:



             Long-Term Incentive Plan -- Awards in Last Fiscal Year


                                                 Performance
                                 Number of         or Period                           Estimated Future Payments Under
                               Shares, Units    Until Maturation                         Non-Stock Price-Based Plans
Name                             or Rights         or Payment        Threshold           Target                Maximum
-------------------------------------------------------------------------------------------------------------------------

Donald A. Foscato                5,000 (1)        12/31/2002         $  50,000         $ 125,000             $ 200,000
                                20,000            12/31/2008         $ 105,000         $ 105,000             $ 105,000
Donald Dindak                    5,000 (2)        12/31/2002         $  50,000         $ 125,000             $ 200,000
                                15,000            12/31/2008         $  90,000         $  90,000             $  90,000
Michael J. Sicilian              5,000 (2)        12/31/2002         $  50,000         $ 125,000             $ 200,000
                                15,000            12/31/2008         $  90,000         $  90,000             $  90,000


----------------
(1) Represents Performance Units granted to the indicated individual on June 25, 2001. The Performance Units vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2002. Upon vesting, the Performance Units are payable in two equal installments after the earlier of (i) the individual's Date of Termination and (ii) a Change of Control (each as defined in his Performance Units Agreement) as follows: (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income in fiscal 2002; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income in fiscal 2002; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income in fiscal 2002.

(2) Represents Performance Units granted to the indicated individual on July 2, 2001. The Performance Units vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2002. Upon vesting, the Performance Units are payable in two equal installments after the earlier of (i) the individual's Date of Termination and (ii) a Change of Control (each as defined in his Performance Units Agreement) as follows: (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income in fiscal 2002; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income in fiscal 2002; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income in fiscal 2002.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Company's Board of Directors administers the Company's stock incentive plans and makes recommendations to the Company's Board regarding executive officer compensation matters, including policies regarding the relationship of corporate performance and other factors relating to executive compensation. During 2001, Mr. Cirillo and Drs. Luzzi and DiFazio, none of whom is or ever has been an officer or employee of the Company, served as members of the Compensation Committee. During 2001, Mr. Cirillo was a partner with the law firm of King & Spalding, the Company's outside counsel, which received fees from the Company for the provision of legal services.

Compensation Committee Report On Executive Compensation

         The Company believes that a strong link should exist between executive compensation and management's success in maximizing stockholders' value. This belief was adhered to in 2001 when the Company retained a nationally recognized compensation consulting firm to review the continued effectiveness of the short-term and long-term incentive executive compensation programs originally adopted by the Company in 1998. The 1998 compensation program and the Company's retention of the outside compensation consultant in 2001 were commissioned in order to ensure that the Company was providing competitive compensation, strong incentives for senior executives to remain in the employ of the Company, to deliver superior financial results and to provide significant potential rewards to senior executives if the Company achieves aggressive agreed upon financial goals each fiscal year. The Compensation Committee's role and responsibilities involve the development and administration of executive compensation policies and programs that are consistent with, linked to, and supportive of the basic strategic objective of maximizing stockholder value, while taking into consideration the activities, duties and responsibilities of the Company's senior executives.

         In 1998, the Board of Directors retained the services of an outside consultant (the "1998 Consultant") to review its then existing compensation programs and to assist the Company and the Compensation Committee in developing the desired compensation program. The 1998 Consultant found that while executive salaries were generally within a competitive range, the executive bonus opportunities for senior executives were below the competitive range at companies comparable to the Company and created a program providing a more balanced combination of long-term incentive compensation consisting of Performance Units, performance shares and stock options instead of relying solely on stock options for long-term incentive as the Company had done in the past.

         In 2001, the Compensation Committee and the Chief Executive Officer retained a nationally recognized compensation consulting firm in order to review the competitiveness and effectiveness of the compensation program adopted in 1998. That new compensation firm worked closely with the Compensation Committee and certain members of senior management. The new consulting firm determined that, as a continuing program, the 1998 program did not appropriately incentivize senior management since the pre-established thresholds established in 1998 to be obtained by the Company and its management were practically unachievable, even at mimimum performance hurdles, and therefore did not provide senior management with the motivation that these programs would typically provide.

         Based on the recommendations of the new compensation consultant, the Compensation Committee approved and adopted a program providing for cash bonuses and annual grants of stock options based on Company performance and a senior executive's attainment of personal accomplishments relative to that executive's goals and objectives for a given year and approved by his direct supervisor and the Chief Executive Officer, and, in the case of the Chief Executive Officer, the Compensation Committee.

Compensation Philosophy and Elements

         The Compensation Committee adheres to four (4) principles in discharging its responsibilities, which have been applied through the adoption of the 1998 and 2001 compensation programs. First, annual bonuses and long-term compensation for senior management and key employees should be at risk, with actual compensation levels corresponding to the Company's actual financial performance and each participating executive's personal goals and accomplishments. Second, over time, incentive compensation of the Company's executives should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation and equity ownership expectations should be used on an increasing basis to provide management with clear and distinct links to stockholder interests. Fourth, the overall compensation programs should be structured to ensure the Company's ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the duties and responsibilities of the individual.

         The 2001 compensation program provides management and participating employees with the opportunity to receive cash bonuses and long-term rewards if corporate, department and/or individual objectives are achieved. Specifically, participants may receive significant bonuses if the Company's financial profit plan and each individual's departmental and personal objectives are achieved. No participant will receive compensation payments under the 2001 compensation program in any year in excess of the $1,000,000 limitation set forth in Code
Section 162(m). Any amounts payable in excess of such $1,000,000 limitation will be deferred to later years. The $1,000,000 limitation is set pursuant to regulations concerning "performance-based" compensation plans in Code Section 162(m) to enable the Compensation Committee "negative discretion" in determining the actual bonus.

Compensation of the Chief Executive Officer

         In considering the appropriate salary, bonus and long-term incentive opportunity for the current Chief Executive Officer, the Compensation Committee considered, among other things, his unique role since becoming Chairman and Chief Executive Officer in 1997 and his expected role in the future. The Compensation Committee determined that in a very real sense, the Company would have faced extreme difficulties in 1998 and 1999, were it not for the fact that Mr. Friedman accepted the challenge to replace both the former Vice-Chairman and the former Chairman and Chief Executive Officer and give the investment community and the Company's stockholders reassurance that the Company would overcome the problems faced in its primary market. It also determined that Mr. Friedman was largely responsible for increasing stockholder value throughout 2001. The Compensation Committee's negotiation of a performance-driven, five-year agreement entered into in December 1998 and the extension of that agreement in 2001 through 2006 was based on the recognition of his key role in maximizing future stockholder value.

Code Section 162(m)

         The Chief Executive Officer participates in the 1998 and 2001 compensation programs and any bonuses payable to the Chief Executive Officer are believed to qualify as "performance-based" compensation with the meaning of Code
Section 162(m). A Compensation Committee composed entirely of Outside Directors adopted the Company's compensation programs and the entire Board of Directors approved Mr. Friedman's employment agreement. In order to qualify for favorable treatment under Code Section 162(m), Mr. Friedman's amended employment agreement was structured such that he will not receive cash compensation in excess of $1,000,000 in any one year.

                              Members of the Audit Committee:

                              Richard A. Cirillo
                              Louis DiFazio, Ph.D.
                              Louis A. Luzzi, Ph.D.

Employment Agreements

         In December 1998, Mr. Friedman entered into an employment agreement with the Company (the "1998 Agreement"). Under the 1998 Agreement, Mr. Friedman was granted options to purchase 800,000 shares of Common Stock at an exercise price of $4.50 per share (the market price on December 2, 1998, the date of grant), 200,000 Performance Units and 300,000 restricted shares. Such grants were canceled after the proposal seeking stockholder approval for such grants at the 1999 Annual Meeting of Stockholders was withdrawn prior to a vote of the Stockholders. Based upon the recommendations of the Compensation Committee, the 1998 Agreement was amended on October 11, 1999 and was further amended during 2001 (as amended, the "Amended Agreement"). The Amended Agreement provides for Mr. Friedman's employment as the Chairman and Chief Executive Officer of the Company for a term of employment through November 30, 2006 (unless earlier terminated) at an initial base annual salary of $425,000. Mr. Friedman is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive compensation program. Under the Amended Agreement, Mr. Friedman was granted incentive stock options to purchase 42,194 shares of Common Stock at an exercise price of $2.37 per share and non-qualified stock options to purchase 207,806 shares of Common Stock at an exercise price of $2.16 (the market price on October 8, 1999, the date of grant) and 200,000 Performance Units.

         If Mr. Friedman's employment is terminated early due to his death or disability, (i) all vested options may be exercised by his estate for one year following termination, (ii) all Performance Units shall vest and become immediately payable at the accrued value measured at the end of the fiscal year following his termination; provided, however, that should Mr. Friedman remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled. If Mr. Friedman's employment is terminated early by the Company without cause, (i) Mr. Friedman shall be entitled to receive, for the longer of two years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination (less the net proceeds of any long term disability or workers' compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested in any other pension or deferred compensation plans, and (iii) any Performance Units to which he would have been entitled at the time of his termination shall become vested and immediately payable at the then applicable target rate. If the Company terminates Mr. Friedman for cause, he shall be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination. If Mr. Friedman terminates his employment for good reason, (i) Mr. Friedman shall be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans, and (iii) all Performance Units granted to Mr. Friedman shall become vested and immediately payable at the then applicable maximum rate. Upon the Company undergoing certain specified changes of control which result in his termination by the Company or a material reduction in his duties, (i) Mr. Friedman shall be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans, and (iii) all Performance Units granted to Mr. Friedman shall become vested and immediately payable at the then applicable maximum rate; provided that if the change of control is approved by two-thirds of the Board of Directors, the Performance Units shall become vested and payable at the accrued value measured at the prior fiscal year end.

         During the term of employment and for one year following the later of his termination or his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business which is at any time a material part of the Company's overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company's relationship with any present or former employee or customer of the Company.

In March 1999, Mr. Posner entered into an employment agreement with the Company which provides for his employment as the Company's Vice President and General Counsel for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $230,000. Under the agreement, Mr. Posner is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Posner was granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.50 (the market price on December 2, 1998, the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Posner was also granted (i) an aggregate of 20,000 Performance Units (10,000 Units in both 1999 and 2000) and (ii) 60,000 restricted shares of Common Stock in March 1999. The restricted shares are subject to restrictions on transfer and encumbrance through December 31, 2006 and are automatically forfeited to the Company upon termination of Mr. Posner's employment with the Company prior to December 31, 2006. The restrictions to which the restricted shares are subject may lapse prior to December 31, 2006 in the event that the Company achieves certain specified levels of earnings per share in fiscal 2001 or 2002. Mr. Posner possesses voting rights with respect to the restricted shares, but is not entitled to receive dividends or other distributions, if any, paid with respect to the restricted shares. In addition, Mr. Posner's restricted shares shall vest and become immediately transferable without restriction upon the occurrence of the following termination events: (i) Mr. Posner is terminated early by the Company without cause, (ii) Mr. Posner terminates his employment for good reason, or (iii) after certain changes of control of the Company which results in Mr. Posner's termination by the Company or a material reduction of his duties with the Company. In addition, in the event that Mr. Posner is terminated without cause or he terminates his employment for good reason following a change of control of the Company, (i) all Performance Units granted to Mr. Posner shall become vested and immediately payable at the then applicable maximum rate and
(ii) all restricted shares issued to Mr. Posner shall vest and become immediately payable. Upon termination, Mr. Posner is entitled to substantially the same entitlements as described above as Mr. Friedman. In addition, Mr. Posner is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In February 1999, Mr. Bomar entered into an employment letter agreement with the Company which provided for his employment as the Vice President - Sales and Marketing of the PBM division of the Company's wholly-owned subsidiary, ScripSolutions, Inc. until terminated by the Company or Mr. Bomar. In October 2001, the Company and Mr. Bomar entered into a letter agreement amending certain provisions of the 1999 employment letter agreement. Under the agreement, as amended, Mr. Bomar is employed as President - Sales and Marketing of the PBM division of ScripSolutions, Inc. at an initial base annual salary of $225,000. Mr. Bomar currently serves as President of Scrip PBM. Under the agreement, Mr. Bomar is entitled to receive certain fringe benefits, including automobile and life insurance allowances and is also eligible to participate in the Company's executive bonus program. In addition, under the agreement Mr. Bomar was granted options to purchase 75,000 shares of Common Stock in 1999 at an exercise price of $2.59 per share (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Bomar was also granted (i) an aggregate of 10,000 Performance Units (5,000 Units in both 1999 and 2000) and (ii) 25,000 restricted shares of Common Stock in June 1999. Mr. Bomar's restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner's restricted shares, as described above. In the event that Mr. Bomar is terminated without cause or terminates his employment for good reason following a change of control of the Company, (i) all Performance Units granted to Mr. Bomar shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Bomar shall vest and become immediately payable. In addition, if, within three months following certain changes of control, Mr. Bomar is terminated by the Company or a successor entity or Mr. Bomar elects to terminate his employment after the Company or such successor assigns duties materially inconsistent with his position prior to such change of control or if Mr. Bomar is terminated at any time without cause or he terminates his employment for good reason, he is entitled to receive (i) an amount equal to six months salary and other benefits earned and accrued prior to termination, (ii) all outstanding unvested options held by Mr. Bomar shall become immediately exercisable and (iii) subject to certain limitations, Mr. Bomar shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Bomar is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In June 2001, Mr. Foscato entered into an employment letter agreement with the Company which provides for his employment as Chief Financial Officer until terminated by the Company or Mr. Foscato at an initial base annual salary of $200,000. Under the agreement, Mr. Foscato is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Foscato was granted options to purchase 120,000 shares of Common Stock at an exercise price of $5.24 (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Foscato was also granted (i) an aggregate of 5,000 Performance Units and (ii) 20,000 restricted shares of Common Stock in June 2001. Mr. Foscato's restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner's restricted shares, as described above. In the event that Mr. Foscato is terminated without cause or terminates his employment at any time, he is entitled to receive an amount equal to six months salary. If Mr. Foscato is terminated by the Company or a successor entity within one year following a change of control of the Company or, within such one year period, Mr. Foscato elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control, (i) all Performance Units granted to Mr. Foscato shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Foscato shall vest and become immediately payable. In addition he is entitled to receive (i) an amount equal to six months salary, (ii) all outstanding unvested options held by Mr. Foscato shall become immediately exercisable and (iii) subject to certain limitations, Mr. Foscato shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Foscato is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In June 2001, Mr. Sicilian entered into an employment letter agreement with the Company which provides for his employment as President of the BioScrip infusion division of ScripSolutions, Inc. until terminated by the Company or Mr. Sicilian at an initial base annual salary of $225,000. Mr. Sicilian currently serves as President of Operations for BioScrip. Under the agreement, Mr. Sicilian is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Sicilian was granted options to purchase 100,000 shares of Common Stock at an exercise price of $6.135 (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Sicilian was also granted (i) an aggregate of 5,000 Performance Units and (ii) 15,000 restricted shares of Common Stock in June 2001. Mr. Sicilian's restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner's restricted shares, as described above. In the event that Mr. Sicilian is terminated without cause he is entitled to receive an amount equal to six months salary. If Mr. Sicilian is terminated by the Company or a successor entity within one year following a change of control of the Company or his salary is reduced after a change of control from the level immediately prior to the change of control, or, within such one year period Mr. Sicilian elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control, (i) all Performance Units granted to Mr. Sicilian shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Sicilian shall vest and become immediately payable. In addition he is entitled to receive (i) an amount equal to six months salary, (ii) all outstanding unvested options held by Mr. Sicilian shall become immediately exercisable and (iii) subject to certain limitations, Mr. Sicilian shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Sicilian is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In June 2001, Mr. Dindak entered into an employment letter agreement with the Company which provides for his employment as President of the BioScrip injectable division of ScripSolutions, Inc. until terminated by the Company or Mr. Dindak at an initial base annual salary of $200,000. Mr. Dindak currently serves as President of Sales for BioScrip. Under the agreement, Mr. Dindak is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Dindak was granted options to purchase 100,000 shares of Common Stock at an exercise price of $6.135 (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Dindak was also granted (i) an aggregate of 5,000 Performance Units and (ii) 15,000 restricted shares of Common Stock in June 2001. Mr. Dindak's restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner's restricted shares, as described above. In the event that Mr. Dindak is terminated without cause he is entitled to receive an amount equal to six months salary. If Mr. Dindak is terminated by the Company or a successor entity within one year following a change of control of the Company or, within such one year period Mr. Dindak elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control or requires him to relocate his residence in order to perform his duties, (i) all Performance Units granted to Mr. Dindak shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Dindak shall vest and become immediately payable. In addition he is entitled to receive (i) an amount equal to six months salary, (ii) all outstanding unvested options held by Mr. Dindak shall become immediately exercisable and (iii) subject to certain limitations, Mr. Dindak shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Dindak is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In June 2001, Mr. Corvese entered into an employment letter agreement with the Company which provides for his employment as Chief Information Officer until terminated by the Company or Mr. Corvese at an initial base annual salary of $175,000. Under the agreement, Mr. Corvese is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. In the event that Mr. Corvese is terminated without cause or terminates his employment at any time, he is entitled to receive an amount equal to six months salary. If Mr. Corvese is terminated by the Company or a successor entity within one year following a change of control of the Company or within such one year period Mr. Corvese elects to terminate his employment after the Company or such successor materially alters his authority, duties and responsibilities or assigns duties materially inconsistent with his position prior to such change of control or requires him to relocate his residence in order to perform his duties (i) all outstanding unvested options held by Mr. Corvese shall become immediately exercisable and (ii) subject to certain limitations, Mr. Corvese shall become fully vested in any pension or other deferred compensation program in which he is participating. Mr. Corvese is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

Stockholder Return Performance Graph

         The Company's Common Stock first commenced trading on the Nasdaq Stock Market on August 15, 1996, in connection with the Company's initial public offering. The graph set forth below compares, for the period of December 31, 1996 through December 31, 2001, the total cumulative return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Stock Market Health Services Index.


[OBJECT OMITTED]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG MIM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

            [LINE GRAPH REPRESENTING THE FOLLOWING HAS BEEN OMITTED]

                                   12/96    3/97   6/97   9/97  12/97  3/98   6/98    9/98  12/98  3/99   6/99

MIM CORPORATION                    100      128    288    196    95     80      95     63    68     46     49
NASDAQ STOCK MARKET (U.S.)         100       95    112    131   122    143     147    133   173    194    212
NASDAQ HEALTH SERVICES             100       93    105    114   103    113     102     77    87     78     96

                                    9/99   12/99   3/00   6/00  9/00  12/00   3/01    6/01    9/01     12/01

MIM CORPORATION                      43      49      86     53    37    18    52      120     210       356
NASDAQ STOCK MARKET (U.S.)          217     321     360    313   288   193   144      170     118       153
NASDAQ HEALTH SERVICES               71      70      73     74    82    96    88      106     101       104


*$100 invested on December 31, 1996 in MIM Corporation Common Stock, the Nasdaq Stock Market (US) Index and the Nasdaq Health Services Index, including reinvestment of dividends, if any.

Certain Relationships and Related Transactions

         In April 1999, the Company loaned to Mr. Friedman, its Chairman and Chief Executive Officer, $1.7 million evidenced by a promissory note secured by a pledge of 1.5 million shares of the Company's Common Stock. The note requires repayment of principal and interest by March 31, 2004. Interest accrues monthly at the "Prime Rate" (as defined in the note) then in effect. The loan was approved by the Company's Board of Directors in order to provide funds with which such executive officer could pay the Federal and state tax liability associated with the exercise of stock options representing 1.5 million shares of the Company's Common Stock in January 1998. On March 23, 2002, Mr. Friedman repaid in full the outstanding principal amount of the loan, together with accrued interest of $402,411.49.

         At December 31, 2001, Alchemie Properties, LLC, a Rhode Island limited liability company of which Mr. E. David Corvese, the brother of Russel J. Corvese and a stockholder and former officer and director of the Company, is the manager and principal owner ("Alchemie"), was indebted to the Company in the amount of $267,149.61 representing a loan made by the Company to Alchemie in 1994 in the original principal amount of $299,000. The loan bears interest at a rate of 10% per annum, payable monthly, and is secured by a lien on Alchemie's rental income from the Company at one of its facilities. The principal amount of the loan is payable in full on or before December 1, 2004. The outstanding principal amount of the loan, together with accrued interest of $2,224.44, was repaid in full on January 31, 2002.

         During 2001, the Company paid $55,500 in rent to Alchemie pursuant to a ten-year lease entered into in December 1994 for approximately 7,200 square feet of office space in Peace Dale, Rhode Island.

         During 2001, the Company paid $77,646 in fees and expenses to The Anne McBride Company, the Company's public relations firm. Ronald K. Shelp, a director of the Company, is Chairman of The Anne McBride Company.

         During 2001, the Company paid $793,000 in fees and expenses to the law firm of King & Spalding, the Company's outside general counsel. Richard A. Cirillo, a director of the Company, is a partner of King & Spalding.

         In 1995 the Company made a loan in the amount of $456,000 to MIM Holdings, a company controlled by Mr. E. David Corvese. The loan, together with accrued interest of $87,351.31, was repaid in full in November 2001.

         Under Section 145 of the Delaware General Corporation Law and the Company's By-Laws, under certain circumstances the Company may be obligated to indemnify Mr. E. David Corvese, a former officer and director of the Company, and Mr. Michael J. Ryan, a former officer, in connection with federal and Tennessee state investigations that ended during 2001 by their entering guilty pleas to certain charges and agreeing to pay the federal and Tennessee state governments $2.4 million. As it was obligated to do under Section 145 and the By-Laws, the Company advanced defense costs to Messrs. Corvese and Ryan aggregating $3.4 million through 2001, upon receipt of their respective undertakings to repay the advances if it is ultimately determined that they are not entitled to indemnification of all or part of the advanced amounts. The Company is not now in a position to assess the likelihood that Mr. Corvese or Mr. Ryan will be entitled to indemnification of any of these amounts or able to repay the advances if not.

         On February 16, 2001, the Company repurchased 1,298,183 shares of its Common Stock at a price of $2.00 per share in private transactions not reported on NASDAQ, including all 1,135,699 shares of Common Stock beneficially owned by Michael E. Erlenbach, an owner of greater than 5% of the Company's Common Stock prior to such transaction. The closing sales price per share for the Common Stock on February 16, 2001, was $2.00 per share.

         Since October 1998, the Company has engaged the consulting services of The Harold Ford Group, a consulting and federal and state lobbying firm founded and controlled by Harold Ford, a member of the Board of Directors and a nominee for re-election as director which specializes in advising business clients principally on healthcare-related regulatory, legislative and general business matters. The initial consulting agreement between The Harold Ford Group and the Company expired in October 2001 at which time The Harold Ford Group and the Company entered in to a new consulting agreement substantially on the same terms as the original agreement. The initial term of the consulting agreement is for three (3) years and expires on October 1, 2004. Thereafter the agreement may be extended for additional one (1) year periods, subject to either party's right to terminate the agreement on 30 days written notice. The Company pays The Harold Ford Company $45,750 per month for its services under the consulting agreement, which consist of lobbying and healthcare related services.


Section 16(a) Beneficial Ownership Reporting Compliance


         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission an initial report of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Such officers, directors and ten percent stockholders are required by the rules of the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed for such person, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with, other than with respect to Mr. Friedman, who filed a Form 4 in July 2001 reporting stock option grants in
October 1999, and Mr. Michael Sicilian, who filed a Form 4 in March 2002 reporting the acquisition of shares of Common Stock in November 2001.

                             INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP served as the Company's independent accountants for the year ended December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

         No principal accountant has been selected or is being recommended for election, approval or ratification at the Annual Meeting because the Board of Directors has not yet selected an independent certified public accountant for the year ending December 31, 2002. Management and the Audit Committee are currently reviewing the qualifications of major national accounting firms to serve as the Company's independent public accountants for the year ending December 31, 2002.

Audit Fees

         Arthur Andersen LLP billed the Company an aggregate of $255,000 for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for 2001.

Financial Information Systems Design and Implementation Fees

         During 2001, Arthur Andersen LLP did not provide the Company with any professional services relating to financial information systems design or implementation, the operation of the Company's information system or the management of its local area network, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

         Arthur Andersen LLP billed the Company an aggregate of $329,500 for professional services rendered during 2001, excluding fees for the audit services discussed above. This included $155,000 in audit-related fees and $174,000 in other fees. Audit-related fees include due diligence services primarily related to the Company's acquisition of Vitality Home Infusion Services, Inc. and fees primarily related to tax services.

         The Audit Committee has considered whether the provision of the services other than the audit and financial review services is compatible with maintaining Arthur Andersen LLP's independence.

                              STOCKHOLDER PROPOSALS

         In accordance with the amended By-Laws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for, and interest of, such stockholder in any such nomination or proposal. Generally, to be timely, such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year's annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company's annual meeting to be held in 2003, any such notice must be received by the Company at its principal executive offices between March 6, 2003 and April 5, 2003 to be considered timely for purposes of the 2003 annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant By-Law provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Commission's requirements (described below) that a stockholder must meet to have a proposal included in the Company's proxy statement.

         Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices no later than January 3, 2003, in order to be eligible for inclusion in the Company's proxy statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

                     VOTING BY TELEPHONE OR VIA THE INTERNET

         Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares are registered in your name or in the name of a bank or broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such Stockholder utilizing such services.

Shares Registered Directly in the Name of the Stockholder

         Stockholders with shares registered directly with the Company's transfer agent, American Stock Transfer & Trust Company ("AmStock"), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone, or via the Internet at AmStock's voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

Shares Registered in the Name of a Brokerage Firm or Bank

         A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those shares telephonically or via the Internet by following the instructions included on your proxy card.

                                  MISCELLANEOUS

         A copy of the Company's 2001 Annual Report to Stockholders, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

                                                                       EXHIBIT A





                                 MIM CORPORATION
                            2001 INCENTIVE STOCK PLAN

                             AS AMENDED AND RESTATED
                            EFFECTIVE APRIL 17, 2002

                                TABLE OF CONTENTS
                                                                           Page

ss.1. BACKGROUND AND PURPOSE..................................................1


ss.2. DEFINITIONS.............................................................1

            2.1         Affiliate............................................1
            2.2         Board................................................1
            2.3         Change in Control....................................1
            2.4         Code.................................................2
            2.5         Committee............................................2
            2.6         Director.............................................2
            2.7         Fair Market Value....................................2
            2.8         ISO..................................................3
            2.9         Key Employee.........................................3
            2.10        1933 Act.............................................3
            2.11        1934 Act.............................................3
            2.12        MIM..................................................3
            2.13        Non-ISO..............................................3
            2.14        Option...............................................3
            2.15        Option Certificate...................................3
            2.16        Option Price.........................................3
            2.17        Parent...............................................3
            2.18        Plan.................................................3
            2.19        Rule 16b-3...........................................3
            2.20        SAR Value............................................3
            2.21        Stock................................................4
            2.22        Stock Grant..........................................4
            2.23        Stock Grant Certificate..............................4
            2.24        Stock Appreciation Right.............................4
            2.25        Stock Appreciation Right Certificate..................
            2.26        Subsidiary...........................................4
            2.27        Ten Percent Shareholder..............................4

ss.3. SHARES RESERVED UNDER PLAN.............................................4


ss.4. EFFECTIVE DATE.........................................................5


ss.5. COMMITTEE..............................................................5


ss.6. ELIGIBILITY AND ANNUAL GRANT CAPS......................................5


ss.7. OPTIONS................................................................6

            7.1         Committee Action.....................................6
            7.2         $100,000 Limit.......................................6
            7.3         Option Price.........................................6
            7.4         Payment..............................................6
            7.5         Exercise Period......................................7
            7.6         Reload Option Grants.................................7
ss.8. STOCK APPRECIATION RIGHTS..............................................8

            8.1         Committee Action.....................................8
            8.2         Terms and Conditions.................................8
            8.3         Exercise.............................................9

ss.9. STOCK GRANTS..........................................................10

            9.1         Committee Action....................................10
            9.2         Conditions..........................................10
            9.3         Dividends and Voting Rights.........................11
            9.4         Satisfaction of Forfeiture Conditions...............11
            9.5         Section 162(m)......................................12

ss.10. NON-TRANSFERABILITY..................................................13


ss.11. SECURITIES REGISTRATION..............................................13


ss.12. LIFE OF PLAN.........................................................14


ss.13. ADJUSTMENT...........................................................15

            13.1        Capital Structure...................................15
            13.2        Mergers.............................................15
            13.3        Fractional Shares...................................16

ss.14. SALE, MERGER OR CHANGE IN CONTROL....................................16


ss.15. AMENDMENT OR TERMINATION.............................................16


ss.16. MISCELLANEOUS........................................................17

            16.1        Shareholder Rights..................................17
            16.2        No Contract of Employment...........................17
            16.3        Withholding.........................................17
            16.4        Construction........................................18
            16.5        Other Conditions....................................18
            16.6        Rule 16b-3..........................................18
            16.7        Loans...............................................18
                                     ss. 1.

                             BACKGROUND AND PURPOSE


         The purpose of this Plan is to promote the interest of MIM by authorizing the Committee to grant Options, Stock Appreciation Rights and Performance Units and to make Stock Grants to Key Employees in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of MIM which corresponds to the stake of each of MIM's stockholders.

                                     ss. 2.

                                   DEFINITIONS

         2.1 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with MIM under ss. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under ss. 414(c) of the Code.

         2.2 Board -- means the Board of Directors of MIM.

         2.3 Change in Control -- means (i) a "person" or "group" within the meaning of sections 13(d) and 14(d) of the 1934 Act becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of securities of MIM (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of MIM's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board then serving at that time; provided, however, that purchases by employee benefit plans of MIM and by MIM or its Subsidiaries and Affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of MIM; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) MIM is not the surviving corporation, (B) the majority of the common stock of MIM is no longer held by the stockholders of MIM immediately prior to the transaction, or
(C) MIM's common stock is converted into cash, securities or other property (other than the common stock of a company into which MIM is merged), unless such merger, consolidation or similar transaction is with a Subsidiary or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of MIM's common stock at such time; or (iv) at any annual or special meeting of stockholders of MIM at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of the Board shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of MIM who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Amended and Rights Agreement, dated May 20, 1999, between MIM and American Stock Transfer & Trust Company, as Rights Agent).

         2.4 Code -- means the Internal Revenue Code of 1986, as amended.

         2.5 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under ss. 162(m) of the Code.

         2.6 Ending Value -- means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

         2.7 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with ss. 2.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.8 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of ss. 422 of the Code. 2.9 Key Employee -- means an employee of MIM or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of MIM.

         2.10 1933 Act -- means the Securities Act of 1933, as amended.


         2.11 1934 Act -- means the Securities Exchange Act of 1934, as amended.

         2.12 MIM -- means MIM Corporation and any successor to MIM Corporation.

         2.13 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements ofss. 422 of the Code.

2.14        Option -- means an ISO or a Non-ISO which is granted underss.7.
            ------

         2.15 Option Certificate -- means the written certificate which sets forth the terms and conditions of an Option granted under this Plan. 2.16 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan. 2.17 Parent -- means any corporation which is a parent corporation (within the meaning of ss. 424(e) of the Code) of MIM. 2.18 Performance Goal -- means a performance goal described in ss. 10.3.

         2.19 Performance Period -- means a performance period as described inss. 10.4.

         2.20 Performance Unit -- means an award granted underss.10.

         2.21 Plan -- means this MIM Corporation 2001 Incentive Stock Plan as effective as of the date adopted by the Board in 2001 and as amended from time to time thereafter.

         2.22 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

         2.23 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under ss. 8.

         2.24 Stock -- means the common stock, $.0001 par value per share, of MIM.

         2.25 Stock Appreciation Right -- means a right to receive the appreciation in a share of Stock which is granted underss.8.


         2.26  Stock   Appreciation  Right  Certificate  --  means  the  written
certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

         2.27 Stock Grant -- means Stock granted under ss. 9.

         2.28 Stock Grant Certificate -- means the written certificate which sets forth the terms and conditions of a Stock Grant. 2.29 Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of ss. 424(f) of the Code) of MIM. 2.30 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of ss. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either MIM, a Subsidiary or Parent. ss. 3.

                           SHARES RESERVED UNDER PLAN

         There shall (subject to ss. 14) be 1,750,000 shares of Stock reserved for issuance under this Plan (which number shall include the 950,000 shares of Stock originally reserved for issuance under this Plan prior to this amendment and restatement of this Plan), and no more than such number of shares shall (subject to ss. 14) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved to the extent that MIM deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by MIM. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan.

                                     ss. 4.

                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of MIM (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

                                     ss. 5.

                                    COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to ss. 15 and ss. 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on MIM, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                     ss. 6.

                        ELIGIBILITY AND ANNUAL GRANT CAPS

         Only Key Employees who are employed by MIM or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to ss. 14) more than 350,000 shares of Stock, a Stock Appreciation Right based on the appreciation with respect to (subject to ss. 14) more than 350,000 shares of stock, Stock Grants (subject to ss. 14) for more than 150,000 shares of Stock, or any combination of such awards covering in the aggregate 500,000 shares of Stock.

                                     ss. 7.

                                     OPTIONS

         7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. Options, once issued, may not be repriced without first obtaining the approval of the shareholders of MIM.

         7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this ss. 7.2 in accordance with ss. 422(d) of the Code, and the Committee shall treat this ss.
7.2 as in effect only for those periods for which ss. 422(d) of the Code is in effect.

         7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

         7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock.

The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

         7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

               (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

               (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

         7.6 Reload Option Grants. The Committee as part of the grant of an Option may provide in the related Option Certificate for the automatic grant of an additional Option as of each date that a Key Employee exercises the original Option if the Key Employee in connection with such exercise uses (in accordance with ss. 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,

               (1) the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,

               (2) the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the related exercise of the original Option,

               (3) the additional Option shall expire no later than the expiration date for the original Option,

               (4) the additional Option shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances, and

               (5) the additional Option shall be evidenced by a Stock Option Certificate.

                                     ss.8.

                           STOCK APPRECIATION RIGHTS

         8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

         8.2 Terms and Conditions.

               (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee's right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

               (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock
                    Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from MIM in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this ss. 8.3.

                                     ss. 9.

                                  STOCK GRANTS

         9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee's interest in any Stock which has been issued will become non-forfeitable.

         9.2 Conditions.


               (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by MIM pending the satisfaction of the forfeiture conditions, if any, underss.9.2(b) for the related Stock Grant.

               (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable underss. 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available underss. 3 as of the date of such forfeiture.

         9.3 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, MIM shall pay such cash dividend directly to such Key Employee. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

         9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee's interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter.

         9.5 Performance Goals. The Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any portion of the shares subject to the Stock Grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its and its Subsidiaries and Affiliates, or on the extent of changes in such criteria.

                                    ss. 10.

                                PERFORMANCE UNITS

         10.1 Committee Action. The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

         10.2 Conditions. The written agreement covering Performance Units shall specify Performance Goals (as defined in ss. 10.3), a Performance Period (as defined in ss. 10.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

         10.3 Performance Goals. With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its Subsidiaries and Affiliates, or on the extent of changes in such criteria. Different Performance Goals may be established for different awards of Performance Units, and a Key Employee may be granted more than one award of Performance Units at the same time.

         10.4 Performance Period. The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee.

Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.

         10.5 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, MIM shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

                                    ss. 11.

                               NON-TRANSFERABILITY

         No Option, Stock Grant, Stock Appreciation Right, or Performance Unit shall (absent the Committee's consent) be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option, Stock Grant, Stock Appreciation Right or Performance Unit is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee.

                                    ss. 12.

                             SECURITIES REGISTRATION

         As a condition to the receipt of shares of Stock under this Plan, the Key Employee shall, if so requested by MIM, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by MIM, shall deliver to MIM a written statement satisfactory to MIM to that effect. Furthermore, if so requested by MIM, the Key Employee shall make a written representation to MIM that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to MIM an opinion in form and substance satisfactory to MIM of legal counsel satisfactory to MIM that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of MIM bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to MIM of legal counsel satisfactory to MIM that such registration is not required.

                                    ss. 13.

                                  LIFE OF PLAN

         No Option, Stock Appreciation Right or Performance Unit shall be granted or Stock Grant made under this Plan on or after the earlier of

               (1) the tenth anniversary of the effective date of this Plan (as determined under ss. 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, and all Performance Periods have ended, or

               (2) the date on which all of the Stock reserved underss. 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    ss. 14.

                                   ADJUSTMENT

         14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3, the annual grant caps described in ss. 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of MIM, including, but not limited to, such changes as stock dividends or stock splits.

         14.2 Mergers. The Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3 and the annual grant caps described in ss. 6. Furthermore, the Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code and without regard to the annual grant caps described in ss. 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

         14.3 Fractional Shares. If any adjustment under this ss. 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 14 by the Committee shall be conclusive and binding on all affected persons.

                                    ss. 15.

                                CHANGE IN CONTROL

         If there is a Change in Control of MIM on any date, then any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Performance Units on such date automatically shall be deemed satisfied in full on such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Performance Units after providing each Key Employee a reasonable period (which period shall not be less than 30 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants or the cash subject to any Performance Units.

                                    ss. 16.

                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of MIM to the extent such approval is required under applicable law and (2) no amendment shall be made to ss. 15 on or after any date described in ss. 15 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Options, Stock Appreciation Rights or Performance Units or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Performance Unit granted or Stock Grant made before such suspension or termination unless (x) the Key Employee consents in writing to such modification, amendment or cancellation or
(y) there is a dissolution or liquidation of MIM or a transaction described in ss. 14 or ss. 15.

                                    ss. 17.

                                  MISCELLANEOUS

         17.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of MIM as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee. Subject to ss. 9.3, a Key Employee's rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

         17.2 No Contract of Employment. The grant of an Option, a Stock Appreciation Right or a Performance Unit or a Stock Grant to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

         17.3 Withholding. Each Option, Stock Appreciation Right, Performance Unit and Stock Grant, shall be made subject to the condition that the Key
Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which MIM determines are applicable to the exercise of such Option or Stock Appreciation Right, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement that a Key Employee may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

         17.4 Construction. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by MIM, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by MIM.

         17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         17.7 Loans. If approved by the Committee, MIM may lend money to, or guarantee loans made by a third party to, any Key Employee to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

         IN WITNESS WHEREOF, MIM Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                             MIM CORPORATION

                                             By:
                                                --------------------------------

                                             Date:
                                                   -----------------------------

                                                                       EXHIBIT B


                                 MIM CORPORATION

                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                             As Amended and Restated
                            Effective April 17, 2002

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1   Purpose.......................................................... 1

SECTION 2   Administration................................................... 1

SECTION 3   Eligibility.......................................................2

SECTION 4   Stock.............................................................2

SECTION 5   Granting of Options...............................................3

SECTION 6   Terms and Conditions of Options...................................3

SECTION 7   Option Agreements - Other Provisions..............................6

SECTION 8   Capital Adjustments...............................................6

SECTION 9   Amendment or Discontinuance of the Plan...........................7

SECTION 10  Termination of Plan...............................................8

SECTION 11  Shareholder Approval..............................................8

SECTION 12  Miscellaneous  8

                                 MIM CORPORATION
                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                                    SECTION 1

                                     Purpose

         This amended and restated MIM CORPORATION 1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN ("Plan") is intended to provide a means whereby MIM Corporation, a Delaware corporation (the "Company"), may, through the grant of non-qualified stock options ("Options") to purchase common stock of the Company ("Common Stock") to Non-Employee Directors (as defined in Section 3), attract and retain capable independent directors and motivate such independent directors to promote the best interests of the Company and of any Related Corporation.

         For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, the term "non-qualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an incentive stock option within the meaning of section 422 of the Code.

                                    SECTION 2

                                 Administration

         The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Each member of the Committee who is a "Non-Employee Director" shall be eligible for the grant of Options under the Plan on the same basis as any other individual who is a Non-Employee Director, but a member of the Committee shall abstain from acting in his capacity as a member of the Committee with respect to any Committee decision affecting any Option which had been granted to such member over which the Plan gives the Committee any discretion.

         The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion with respect to the selection of Non-Employee Directors to receive Options, the number of shares of Common Stock subject to the Plan, setting the purchase price for shares of Common Stock subject to an Option at other than fair market value, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, the timing of grants hereunder or with respect to any other matter which would cause this Plan to fail to comply with Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934. Subject to the foregoing, the Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors (including former Non-Employee Directors), and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                    SECTION 3

                                   Eligibility

         The persons who shall be eligible to receive Options under the Plan shall be those directors of the Company (the "Non-Employee Directors") who:

         (a) are not employees of the Company or any Related Corporation,

         (b have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period, and

         (c) are initially elected to the Board of Directors on or after the date of the Plan's initial adoption by the Board of Directors (the "Effective Date").

                                    SECTION 4

                                      Stock

         Options may be granted under the Plan to purchase up to a maximum of five hundred thousand (500,000) shares of Common Stock, par value $ 0.0001 per share, (which number of shares shall include the three hundred thousand (300,000) shares of Common Stock reserved for issuance under the Plan prior to this amendment and restatement of the Plan) subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, the

Non-Employee Director's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

                                    SECTION 5

                               Granting of Options

         (a) Grant Upon Becoming a Non-Employee Director. An Option to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 8) automatically shall be granted (without any further action on the part of the Committee) to any person on the date he or she first becomes a Non-Employee Director, whether by reason of his or her election by stockholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in Section 3(b) with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, that if a Non-Employee Director who previously received a grant of an Option under this Section 5 terminates service as a director and is subsequently elected or appointed to the Board again, such director shall not be eligible to receive a second grant of Options under this Section 5(a) of the Plan.

         (b) Annual Grant. An Option to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 8) automatically shall be granted (without any further action on the part of the Committee) to any person who is serving as a Non-Employee Director on the date of the first annual Board meeting following the Company's annual shareholders meeting at which this Plan is adopted and who has served as such for at least six consecutive months as of such date.
Thereafter, on the date of the first annual Board meeting that follows the Company's annual shareholder meeting during a calendar year, each Non-Employee Director who is serving as such on such date and who has served as such for more than six consecutive months automatically shall be granted (without any further action on the part of the Committee) an Option under the Plan as of such date to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 8).

         (c) No Other Grants. A Non-Employee Director shall not be eligible to receive an Option under the Plan except as provided in this Section 5.

                                    SECTION 6

                         Terms and Conditions of Options

         Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions:

         (a) Number of Shares. A statement of the number of shares to which the Option pertains.

         (b) Price. A statement of the Option price which shall be determined as follows:

               (1) with respect to any Option granted on or prior to the effective date of the Company's initial public offering, if any, the exercise price shall be the initial public offering price set forth on the cover page of the prospectus included within the registration statement for such Offering as of the date it is declared effective with the Securities and Exchange Commission provided that such offering is declared effective within ninety days after the grant date of such Option; otherwise, the exercise price shall be the fair market value of the optioned shares of Common Stock as determined as of the date of grant in accordance with Section 6(b)(2)(iv) hereinbelow; and

               (2) with respect to any Option granted after the effective date of the Company's initial public offering, if any, the exercise price shall be the fair market value of the optioned shares of Common Stock, which shall be:

                         (i) the mean  between  the  highest  and lowest  quoted
                    selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

                         (ii) the  weighted  average  of the means  between  the
                    highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

                         (iii) the mean  between  the bid and asked  prices,  as
                    reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                         (iv) if Sections 6(b)(2)(i) through (iii) are inapplicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.


          Where the fair market value of the optioned shares of Common Stock is determined under Section 6(b)(2)(ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation ---- date), in accordance with Treas. Reg.ss.20.2031-2(b)(1).

         (c) Term. Subject to earlier termination as provided in Section 8 hereof, the term of each Option shall be ten (10) years from the date of grant.

         (d) Exercise. Each Option granted under Section 5(a) shall become initially exercisable in the following amounts and upon the following dates provided that the Non-Employee Director has served continuously as a director of the Company from the date of grant to and including each such initial exercise date: (i) as to 6,667 shares, on the first anniversary date of the date of grant; (ii) as to an additional 6,667 shares, on the later of (A) the first anniversary date of the grantee's first election to the Board subsequent to the date of grant or (B) the second anniversary date of the date of grant; and (iii) as to the remaining 6,666 shares, on the later of (A) the first anniversary date of the grantee's second election to the Board subsequent to the date of grant or
(B) the third  anniversary date of the date of grant.  Each Option granted under
Section 5(b) shall become initially exercisable in the following amounts and upon the following dates provided that the Non-Employee Director has served continuously as a director of the Company from the date of grant to and including each such initial exercise date: (i) as to 1,667 shares, on the first anniversary date of the date of grant; (ii) as to an additional 1,667 shares, on the second anniversary date of the date of grant; (iii) as to the remaining 1,666 shares, on the third anniversary date of the date of grant. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable in cash or its equivalent.

         (e) Expiration of Term or Removal of Non-Employee Director as Director. If a Non-Employee Director's service as a director with the Company terminates prior to the expiration date of his or her Option for any reason (such as, without limitation, failure to be re-elected by the stockholders), such Option may be exercised by the Non-Employee Director, only to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of such termination of service as a director, at any time prior to the expiration or other termination of the Option as set forth in Section 6(c) hereof.

         (f) Non-Transferability. No Option shall be assignable or transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Non-Employee Director, the Option shall be exercisable only by him or her or, in the case of his or her legal disability, by his or her guardian or legal representative. If the Non-Employee Director is married at the time of exercise and if the Non-Employee

Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship. In the event of the Non-Employee Director's death, the Option may be exercised by the Non-Employee Director's estate, personal representative or beneficiary if, when and to the extent that the Non-Employee Director would have been so entitled hereunder but for such death after giving effect to all the provisions hereof including Section 6(e) hereinabove.

         (g) Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (h) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                                    SECTION 7

                      Option Agreements - Other Provisions

         Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, such Option Agreements.

                                    SECTION 8

                               Capital Adjustments

         The number, kind or class (or any combination thereof) of shares which may be issued under the Plan, as stated in Section 4 hereof, the number, kind or class (or any combination thereof) of shares granted under Section 5, and the number, kind or class (or any combination thereof) of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), and, provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such Options of new Options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall, upon written notice to the holders of Options, provide that all unexercised Options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization, liquidation, sale or transfer unless exercised (to the extent then exercisable) by the holder within a specified number of days (which shall not be less than seven (7) days) following the date of such notice.


                                   SECTION 9

                     Amendment or Discontinuance of the Plan

          (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that an amendment to the Plan shall require shareholder approval (given in the manner set forth in Section 9(b) below) if such amendment would materially:

               (1) increase the benefits accruing to Non-Employee Directors under the Plan;

               (2) increase the number of shares of Common Stock which may be issued to Non-Employee Directors under the Plan; or

               (3) modify the requirements as to eligibility to participate in the Plan.

          The foregoing notwithstanding, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder. Further, the provisions of this Plan establishing the directors eligible to receive Options under this Plan, the timing of the grants of such Options, the purchase price for shares subject to Options, the number of Shares covered by each Option, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, and any other provision of the Plan which, if amended more than once every six months, would cause the

     Plan to fail to comply with Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, shall not be amended more than once every six months.

          (b) Shareholder Approval Requirements. Shareholder approval must be by either:

               (1) the written consent of the holders of a majority of the outstanding shares of Common Stock complying with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law; or

               (2) a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law.

                                   SECTION 10

                               Termination of Plan

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on day immediately prior to the tenth anniversary of the date of the Plan's adoption by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on said Plan termination date, which by their terms extend beyond such date.
SECTION 11

                              Shareholder Approval

         The Effective Date of this Plan shall be the date of the Plan's adoption by the Board; provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9(b), within twelve (12) months after said date, the Plan and all Options granted hereunder shall be null and void.

                                   SECTION 12

                                  Miscellaneous

          (a) Governing Law. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements and any Options granted hereunder shall be governed by applicable Federal law, and otherwise by the laws of the State of Delaware.

          (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

          Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, any provisions of the Plan or the Option Agreement with a Non-Employee Director notwithstanding, the granting of an Option to a Non-Employee Director shall not entitle that Non-Employee Director to continue to serve as a director of the Company or a Related Corporation or affect the terms and conditions of such service.

          (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

          (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes.

          (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.

                                      * * *

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                       Annual Meeting of Stockholders of
                                MIM CORPORATION

                                 To be held on
                                  June 4, 2002

                Please Detach and Mail in the Envelope Provided



A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE

PROPOSAL 1.      For     Withheld           Nominees:
Election of                                     Richard A. Cirillo
Directors:        [ ]        [ ]                Dr. Louis B. DiFazio
                                                Harold Ford, Sr.
                                                Richard H. Friedman
For all nominees except as noted below.         Michael Kooper
                                                Dr. Louis A. Luzzi
[ ] _____________________________________       Ronald K. Shelp


PROPOSAL 2. Proposal to amend and               FOR         AGAINST    ABSTAIN
restate the MIM Corporation 2001                [ ]         [ ]          [ ]
Incentive Stock Plan.

PROPOSAL 3. Proposal to amend and               [ ]         [ ]          [ ]
restate the MIM Corporation 1996
Non-Employee Directors Stock
Incentive Plan.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL
BE VOTED FOR PROPOSALS 1-3 ABOVE AND IN THE DISCRETION
OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY
PROPERLY COME BEFORE THE MEETING AND ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                       Mark here for       [ ]
                                                       address change
                                                       and note


Signature:_____________________ Date: _____ Signature:____________Date: _______

NOTE: (This proxy should be marked, dated and signed by the stockholder(s) exactly as such stockholder's name appears hereon and returned promptly in the enclosed envelope. If shares are held by joint tenants or as community property, both should sign exactly as their names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in name of partnership or limited liability company by authorized person.)

     PROXY CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 MIM CORPORATION
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 2002

         The undersigned stockholder of MIM CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2002, and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or either one of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 4, 2002, at 10:00 a.m., local time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604, and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICTED WILL BE VOTED FOR PROPOSALS 1-3 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT'S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.

          (IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF


                                 MIM CORPORATION
                                  To be held on
                                  June 4, 2002


Co. # __________________           Acct. # _____________________________________

                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.





            YOUR CONTROL NUMBER IS              ------->   [           ]


A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE

PROPOSAL 1.      For     Withheld           Nominees:
Election of                                     Richard A. Cirillo
Directors:        [ ]        [ ]                Dr. Louis B. DiFazio
                                                Harold Ford, Sr.
                                                Richard H. Friedman
For all nominees except as noted below.         Michael Kooper
                                                Dr. Louis A. Luzzi
[ ] _____________________________________       Ronald K. Shelp


PROPOSAL 2. Proposal to amend and               FOR         AGAINST    ABSTAIN
restate the MIM Corporation 2001                [ ]         [ ]          [ ]
Incentive Stock Plan.

PROPOSAL 3. Proposal to amend and               [ ]         [ ]          [ ]
restate the MIM Corporation 1996
Non-Employee Directors Stock
Incentive Plan.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL
BE VOTED FOR PROPOSALS 1-3 ABOVE AND IN THE DISCRETION
OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY
PROPERLY COME BEFORE THE MEETING AND ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                       Mark here for       [ ]
                                                       address change
                                                       and note


Signature:_____________________ Date: _____ Signature:____________Date: _______

NOTE: (This proxy should be marked, dated and signed by the stockholder(s) exactly as such stockholder's name appears hereon and returned promptly in the enclosed envelope. If shares are held by joint tenants or as community property, both should sign exactly as their names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in name of partnership or limited liability company by authorized person.)